RICHEY ELECTRONICS
INCORPORATED




                                                                   April 8, 1996




Dear Fellow Stockholder:



    Enclosed is Richey Electronics, Inc.'s 1995 Annual Report on Form 10-K, 1996 Proxy Statement and form of proxy and formal notice of the 1996 Annual Meeting Of Stockholders. As you will see, 1995 was an excellent year for our business.

     On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting, which will be held on Tuesday, May 7, 1996, at 2:00 P.M. at the Company's headquarters, 7441 Lincoln Way, Garden Grove, California.

     We hope that you will be able to attend the Annual Meeting and look forward to seeing you there.


                                   Sincerely,

                                   /s/ William C. Cacciatore

                                   William C. Cacciatore
                                   Chairman, President and CEO








CORPORATE OFFICES: 7441 Lincoln Way - Garden Grove, CA 92641 - (714) 898-8289
Fax: (714) 897-7887

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant[  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Richey Electronics, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check appropriate box):
[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)  Title of each class of securities to which transaction applies:
          ______________________________________________________________________

      2)  Aggregate number of securities to which transaction applies:
          ______________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which filing fee is calculated and state how it was determined):
          ______________________________________________________________________

      4)  Proposed maximum aggregate value of transaction:
          ______________________________________________________________________

      5)  Total fee paid:
          ______________________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

      1)  Amount Previously Paid:
          ______________________________________________________________________

      2)  Form, Schedule or Registration Statement No.:
          ______________________________________________________________________

      3)  Filing Party:
          ______________________________________________________________________

      4)  Dated Filed:
          ______________________________________________________________________

                             RICHEY ELECTRONICS INC.

                                7441 LINCOLN WAY
                         GARDEN GROVE, CALIFORNIA 92641

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 1996

TO THE STOCKHOLDERS OF RICHEY ELECTRONICS, INC.:

  You are cordially invited to attend the 1996 Annual Meeting Of Stockholders (the "Annual Meeting") of Richey Electronics, Inc. (the "Company") to be held on May 7, 1996, at 2:00 p.m., at the Company's principal executive offices located at 7441 Lincoln Way, Garden Grove, California 92641, for the following purposes.


1. To elect the following seven directors of the Company to hold office until the 1997 Annual Meeting of Stockholders:

    C. Don Alverson             Edward L. Gelbach       Norbert W. St. John
    Thomas W. Blumenthal        Greg A. Rosenbaum       Donald I. Zimmermnan
    William C. Cacciatore

2.  To consider and act upon a proposal to amend the 1992 Stock Option Plan.

3. To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as the Company's independent public accountants for 1996.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 1, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.
                                   By Order of the Board of Directors

                                   /s/ Richard N. Berger
                                   Richard N. Berger
                                   SECRETARY
April 8, 1996

IMPORTANT:     PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY
CARD IN THE POST-PAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                            RICHEY ELECTRONICS, INC.
                                7441 LINCOLN WAY
                         GARDEN GROVE, CALIFORNIA 92641



                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 7, 1996


                                 PROXY STATEMENT



                                  INTRODUCTION

     This Proxy Statement is being furnished by Richey Electronics, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1996 Annual Meeting of Stockholders currently scheduled to be held at the Company's principal executive offices located at 7441 Lincoln Way, Garden Grove, California 92641, on May 7, 1996 at 2:00 p.m. or at any adjournments or postponement thereof (the "Annual Meeting"), for the purposes set forth herein and in the foregoing Notice.

     This Proxy Statement and the accompanying Proxy are first being mailed to the Company's stockholders on or about April 9, 1996. The Annual Report on Form 10-K for the year ended December 31, 1995 is being mailed to stockholders with this Proxy Statement.

                                     VOTING

     There were 9,057,827 shares of the Company's common stock (the "Common Stock") issued and outstanding on April 1, 1996, which has been fixed as the record date for the purpose of determining stockholders entitled to notice of
and to vote at the Annual Meeting (the "Record Date").   For each matter
submitted to the vote of the stockholders, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock he or she held of record on the books of the Company as of the Record Date.

     The presence, in person or by proxy, of a majority of the shares entitled to vote will constitute a quorum for the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by an appointed inspector of election. The election inspector will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote, for purposes of determining the presence of a quorum for the transaction of business, but they shall neither be counted as affirmative nor negative votes. The election inspector will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote or that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are not present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business.

                             REVOCABILITY OF PROXIES

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. Such revocation may be effected by a writing delivered to the Company stating that the proxy is revoked or by executing a subsequent proxy and presenting it at the meeting, or by attendance at the meeting and voting in person.


                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

                    BOARD MEETINGS AND DIRECTOR COMPENSATION

     During 1995 there were eight meetings of the board of directors of the Company (the "Board" or "Board of Directors"). The Company has no standard arrangements pursuant to which directors of the Company are compensated for any services provided as a director, except that the Company provides a $15,000 annual retainer for each outside director of the Company. Directors are eligible to participate in the Company's 1992 Stock Option Plan. None of the incumbent directors attended less than 75% of all Board and committee meetings held during the period for which he has been a director.

                                BOARD COMMITTEES

     Set forth below is information concerning certain standing committees of the Board of Directors.

     AUDIT COMMITTEE. The Company's Audit Committee currently consists of Thomas W. Blumenthal, Greg A. Rosenbaum and Donald I. Zimmerman. Responsibilities of the Audit Committee include (1) reviewing financial statements and consulting with the independent auditors concerning the Company's financial statements, accounting and financial policies and internal controls,
(2) reviewing the scope of the independent auditors' activities and the fees of the independent auditors and (3) maintaining good communications among the Audit Committee, the Company's independent auditors and the Company's management on accounting matters. The Audit Committee held four meetings during 1995.

     COMPENSATION COMMITTEE. The Company's Compensation Committee currently consists of Thomas W. Blumenthal, Edward L. Gelbach and Donald I. Zimmerman. The Compensation Committee is responsible for reviewing and approving, within its authority, compensation, benefits, training and other human resource policies and making recommendations concerning such matters to the Board of Directors. The Compensation Committee held four meetings during 1995.

     NOMINATING COMMITTEE. The Company does not maintain a standing nominating committee.


                       NOMINEES FOR ELECTION AS DIRECTORS

     The Company's Bylaws currently provide that the Board of Directors will consist of three or more members, the exact number to be fixed by a resolution of the Board of Directors. A Board of seven directors is to be elected at the Annual Meeting.

     Certain information regarding the Company's nominees for election as directors, including their respective business addresses, ages, principal occupations (including terms as director of the Company) and information regarding the aggregate number of shares of Common Stock beneficially owned by each of them as of April 1, 1996, is set forth in the tables below. Beneficial ownership is determined under the rules of the Securities and Exchange Commission (the "Commission") and may not necessarily indicate ownership for any other purpose. Unless otherwise stated, each nominee has sole voting power and sole investment power with respect to the shares of Common Stock beneficially owned by such nominee and each nominee is the beneficial owner of all shares owned of record by such nominee.

                            BIOGRAPHICAL INFORMATION

     DIRECTORS. The following table gives certain information as to each director and nominee for director of the Company as of April 1, 1996:

       NAME                    AGE                POSITION
       ----                    ---                --------
William C. Cacciatore. . . . .  61      Chairman, President and Chief Executive
                                        Officer
C. Don Alverson. . . . . . . .  60      Executive Vice President - Sales,
                                        Director
Norbert W. St. John. . . . . .  64      Executive Vice President - Marketing,
                                        Director
Greg A. Rosenbaum (1). . . . .  43      Assistant Secretary, Director
Donald I. Zimmerman (1) (2). .  56      Director
Thomas W. Blumenthal (1) (2) .  37      Director
Edward L. Gelbach (2). . . . .  64      Director
_______________

(1)  Member, Audit Committee of the Board of Directors.
(2)  Member, Compensation Committee of the Board of Directors.

     WILLIAM C. CACCIATORE has served as the Company's Chairman of the Board, President and Chief Executive Officer since April 1993. Mr. Cacciatore also served as Chairman, President and Chief Executive Officer of RicheyImpact Electronics, Inc. ("RicheyImpact") from December 1990 until April 1993.

     C. DON ALVERSON has been a director of the Company and has served as Executive Vice President - Sales since October 1993. From April 1993 to October 1993, Mr. Alverson was the Executive Vice President - Sales and Marketing.
Mr. Alverson also served as Executive Vice President -Sales and Marketing for RicheyImpact from December 1990 until April 1993.

     NORBERT W. ST. JOHN has been a director of the Company and has served as the Company's Executive Vice President - Marketing since October 1993.
Mr. St. John served as the Executive Vice President - Operations of the Company from April 1993 to October 1993. Mr. St. John also served as Executive Vice President - Operations for RicheyImpact from December 1990 until April 1993.

     GREG A. ROSENBAUM has been a director of the Company since April 1993, served as the Company's Treasurer from April 1993 through February 1995 and has served as Assistant Secretary since April 1993. Mr. Rosenbaum served as Treasurer and as Assistant Secretary of RicheyImpact from December 1990 until April 1993. Mr. Rosenbaum has been President of Palisades Associates, Inc. ("Palisades"), a merchant banking and consulting company, since 1989. Mr. Rosenbaum is a director of Varlen Corporation, a diversified manufacturer of precision components for the transportation and laboratory equipment markets.

     DONALD I. ZIMMERMAN has been a director of the Company since April 1993. Since 1973, Mr. Zimmerman has been President of Barclay and Company, Inc. ("Barclay"), an import/export company doing business with the Far East as well as holding real estate investments and operating companies in the United States. Mr. Zimmerman served as President, Chief Executive Officer and Chairman of the Board of Brajdas Corporation ("Brajdas") from 1985 until April 1993 and as Chief Financial Officer of Brajdas from September 1992 until April 1993.

     THOMAS W. BLUMENTHAL has been a director of the Company since May 1994.
Mr. Blumenthal is a Vice President of The Baupost Group, Inc., where he has been an Investment Analyst since June 1993. Mr. Blumenthal was employed in the corporate finance department of Dean Witter Reynolds Inc. from October 1986 through May 1993, serving as a managing director from December 1989 through May 1993. Mr. Blumenthal is a director of Data Documents Incorporated and Oberto Sausage Company.

     EDWARD L. GELBACH has been a director of the Company since October 1993. Mr. Gelbach served as a director of RicheyImpact from December 1990 through April 1993. From 1989 until the present, Mr. Gelbach has been a private investor. Mr. Gelbach is a director of Bell Microproducts, a distributor of high technology semiconductor and computer products, and of ETEC, a manufacturer of mask pattern generation equipment.


                     OTHER EXECUTIVE OFFICERS OF THE COMPANY

     The following table gives certain information as of April 1, 1996 as to each executive officer who is not also a nominee for director of the Company.

NAME                            AGE    POSITION
- ----                            ---    --------
Richard N. Berger. . . . . . .  45      Vice President, Chief Financial Officer,
                                        Treasurer and Secretary
Charles W. Mann. . . . . . . .  55      Vice President - Value-Added Services
William Class. . . . . . . . .  49      Vice President and General Manager,
                                        Northern California region

     RICHARD N. BERGER has served as the Company's Vice President, Chief Financial Officer and Secretary since April 1993 and the Company's Treasurer since February 1995. Mr. Berger was the Director of Finance and Administration for RicheyImpact from March 1992 until April 1993. From August 1989 until March 1992, Mr. Berger was a private investor.

     CHARLES W. MANN has served as the Company's Vice President - Value-Added Services since October 1993. Mr. Mann has been responsible for value-added services since April 1993. Mr. Mann was also responsible for value-added services for RicheyImpact from April 1991 to April 1993. From

April 1988 to April 1991, Mr. Mann served as Vice President for the western region of Panduit Corporation, an electronics manufacturer.

     WILLIAM CLASS has been a Vice President and the General Manager of the Northern California region since March 1994. From April 1993 until March 1994, Mr. Class was the General Manager of the Northern California region. Mr. Class was also the General Manager of the Northern California region for RicheyImpact from December 1991 until April 1993. Mr. Class was the Vice President of Harper SID, a division of Avnet, Inc., an electronics distributor, from April 1990 until December 1991.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth, as of April 1, 1996, the beneficial owners of more than 5% of the Common Stock, the Company's only class of voting securities, as known to the Company. In addition, the table sets forth the beneficial ownership of the Common Stock by (i) each of the Company's directors, nominees for director and Named Executive Officers (as defined on page 8) and
(ii) all directors and executive officers of the Company as a group. The number of shares beneficially owned by each director and executive officer is determined under rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 1, 1996, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.


             NAME AND ADDRESS             AMOUNT AND NATURE
           OF BENEFICIAL OWNER         OF BENEFICIAL OWNERSHIP  PERCENT OF CLASS
           -------------------         ----------------------   ----------------
William C. Cacciatore (1). . . . . . . . .      608,382               6.71%
C. Don Alverson (1). . . . . . . . . . . .      416,976               4.60%
Norbert W. St. John (1)(2) . . . . . . . .      357,674               3.95%
Greg A. Rosenbaum (3). . . . . . . . . . .      309,612               3.42%
Donald I. Zimmerman (4). . . . . . . . . .    1,628,178              17.98%
Thomas W. Blumenthal . . . . . . . . . . .      104,044               1.15%
Edward L. Gelbach (5). . . . . . . . . . .      259,010               2.86%
Richard N. Berger (6). . . . . . . . . . .       16,043                   *
Charles W. Mann (6). . . . . . . . . . . .       19,343                   *
Barclay and Company, Inc. (7)(11). . . . .    1,428,179              15.77%
Deborah Levy (8)(11) . . . . . . . . . . .    1,428,179              15.77%
Saul Levy (9)(11). . . . . . . . . . . . .      518,863               5.73%
First Investment Group (10)(11). . . . . .      467,435               5.16%
All directors and executive officers as
   a group (10 persons). . . . . . . . . .    3,730,305              40.93%

__________

 *   Less than one percent.

(1) Includes 7,362 shares which are issuable upon the exercise of outstanding options exercisable within 60 days.

(2)  Such shares are owned indirectly as Trustee for The Norbert W. St. John
     Trust.

(3) Includes 270,252 shares which are owned by Palisades Associates, Inc. Mr. Rosenbaum, a director of the Company, owns 60% of Palisades with his wife, who owns 40% of Palisades. Mr. Rosenbaum may be deemed to beneficially own the shares owned by Palisades. Also includes the following: (a) 13,120 shares which are held as Custodian for Eli S. Rosenbaum; (b) 13,120 shares which are held as Custodian for Elliott J. Rosenbaum; and (c) 13,120 shares which are held as Custodian for

     Eve H. Rosenbaum. Mr. Rosenbaum has sole voting and dispositive power as to these shares held as Custodian for his children.

(4) Mr. Zimmerman owns 199,999 shares directly. Includes 1,428,179 shares owned by Barclay. Mr. Zimmerman, a director of the Company, is President of Barclay and owns 23% of Barclay, and may therefore be deemed to beneficially own the shares owned by Barclay.

(5) Such shares are owned indirectly as Trustee for The Edward L. Gelbach 1987 Trust.

(6) Includes 11,043 shares which are issuable upon the exercise of outstanding options exercisable within 60 days.

(7)  See footnote (4).

(8) Includes 1,428,179 shares owned by Barclay. Ms. Levy owns approximately 61.37% of Barclay, and may therefore be deemed to beneficially own the shares owned by Barclay.

(9) Includes 467,435 shares which are held indirectly by virtue of Mr. Levy's sole ownership of First Investment Group.

(10) See footnote (9).

(11) Address is 300 Drakes Landing Road, Suite 100, Greenbrae, California 94904.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and the top four executive officers of the Company at December 31, 1995, whose aggregate cash and cash equivalent compensation exceeded $100,000 in 1995 (the "Named Executive Officers"). Compensation through April 6, 1993 reflects compensation earned as an employee of RicheyImpact.



                            SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                    COMPENSATION
                                                                    ------------
                                                ANNUAL COMPENSATION  SECURITIES
                                                -------------------  UNDERLYING
     NAME AND PRINCIPAL POSITION     YEAR        SALARY     BONUS      OPTIONS
     --------------------------      ----       -------------------- -----------
  William C. Cacciatore              1995        $245,000  $112,896    14,723
    Chairman, President and Chief    1994         230,000    91,241    14,723
    Executive Officer                1993         203,602    89,375        --

  C. Don Alverson                    1995        $150,000   $60,330    14,723
    Executive Vice President--       1994         125,000    49,588    14,723
    Sales                            1993         112,165    48,625        --

  Norbert W. St. John                1995        $150,000   $58,130    14,723
    Executive Vice President--       1994         125,000    49,588    14,723
    Marketing                        1993         112,165    48,625        --

  Richard N. Berger                  1995        $115,000   $43,723        --
    Vice President, Chief Financial  1994         100,000    39,670    44,170
    Officer and Secretary            1993          85,261    34,640        --

  Charles W. Mann                    1995        $117,500   $43,400        --
    Vice President--                 1994          95,000    38,141    44,170
    Value-Added Services             1993          81,538    20,493        --


     The following table sets forth certain information with respect to stock options granted during fiscal 1995 to the Named Executive Officers:




                                                  OPTION GRANTS IN LAST FISCAL YEAR
                                                          INDIVIDUAL GRANTS



                           NUMBER OF              PERCENT OF
                           SECURITIES            TOTAL OPTIONS            EXERCISE
                           UNDERLYING               GRANTED                PRICE
                            OPTIONS              TO EMPLOYEES               PER              EXPIRATION            POTENTIAL
        NAME               GRANTED(1)             IN 1995(2)               SHARE              DATE(3)         REALIZABLE VALUE (4)
- -----------------------   ------------          --------------            ---------         ------------     ----------------------
                                                                                                                  5%        10%
                                                                                                             ----------  ----------
 William C. Cacciatore...  14,723                   5.53%                 $6.625              5/17/05          $61,342    $155,453
 C. Don Alverson.........  14,723                   5.53                   6.625              5/17/05           61,342     155,453
 Norbert W. St. John.....  14,723                   5.53                   6.625              5/17/05           61,342     155,453
 Richard N. Berger.......    --                     --                    --                    --                  --          --
 Charles W. Mann.........    --                     --                    --                    --                  --          --


____________________

(1) These options were granted pursuant to the Company's 1992 Stock Option Plan. One-quarter of the total number of options granted are exercisable on the first anniversary of the option grant date and thereafter, an additional one-quarter of the total number of options granted are exercisable on each of the second, third and fourth anniversaries of the option grant. See "-- Stock Option Plan."

(2) In 1995, the Company granted a total of 266,334 options under the Company's 1992 Stock Option Plan. This number was used in calculating the percentages above.

(3) The options granted under the Company's 1992 Stock Option Plan generally expire on the earliest of (a) the tenth anniversary of the date of grant,
     (b) three months after the optionee's termination of employment from the Company or an affiliate, (c) twelve months after the optionee's termination of employment from the Company or an affiliate in the case of retirement or permanent and total disability or (d) eighteen months after the death of the optionee if death occurs while the optionee is employed by the Company or an affiliate or within three months after the optionee's termination of employment with the Company or an affiliate. See "-- Stock Option Plan."

(4) Potential realizable value at assumed annual rates of stock price appreciation for option term. The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with rules and regulations adopted by the Commission and do not represent the Company's estimate of stock price appreciation.

     The following table sets forth certain information with respect to unexercised options to purchase the Common Stock held by the Company's Named Executive Officers on December 31, 1995.



                               FISCAL YEAR-END OPTION VALUE TABLE


                                   NUMBER OF SECURITIES
                                  UNDERLYING UNEXERCISED                     VALUE OF UNEXERCISED
                                      OPTIONS HELD AT                        IN-THE-MONEY OPTIONS
                                     DECEMBER 31, 1995                   AT DECEMBER 31, 1995 ($)(1)
                            ------------------------------------    ------------------------------------
      NAME                    EXERCISABLE        UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
- ------------------------    ---------------    -----------------    ---------------    -----------------
 William C.Cacciatore.....        3,681              25,765             $25,767             $171,153
 C. Don Alverson..........        3,681              25,765              25,767              171,153
 Norbert W. St. John......        3,681              25,765              25,767              171,153
 Richard N. Berger........       11,043              33,127              77,301              231,889
 Charles W. Mann..........       11,043              33,127              77,301              231,889


____________________

(1) Options are "in-the-money" at fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option. The amounts set forth represent the difference between the closing price of the Company's Common Stock on December 29, 1995 and the exercise price of the options, multiplied by the applicable number of options.



     EMPLOYMENT AGREEMENTS. The Company has entered into an employment agreement with each of Messrs. Cacciatore, Alverson, St. John and Berger, providing for a minimum employment period of four years beginning April 6, 1993. The Company has also entered into an employment agreement with Mr. Mann, providing for a minimum employment period of two years beginning April 1, 1995. Messrs. Cacciatore, Alverson, Berger, St. John and Mann are each referred to herein as "Employee." Pursuant to their respective employment agreements, their current annual base salaries are as follows, subject to upward adjustment as approved by the Compensation Committee of the Board of Directors: Mr. Cacciatore - $245,000; Mr. Alverson - $150,000; Mr. St. John - $150,000; Mr.
Berger - $115,000; and Mr. Mann - $125,000. Each Employee is also eligible to participate in the Company's bonus plan and all other benefits available to other senior management employees of the Company as approved by the Compensation Committee of the Board of Directors. The Company may terminate each Employee's employment at any time with or without cause and each Employee may terminate his employment for "good reason" (which generally includes any diminution of compensation, benefits or responsibility, as well as a material breach of the agreement by the Company). If any Employee's employment is terminated without cause by the Company (or for "good reason" by such Employee), such Employee will be entitled to receive, in addition to the pro rata portion of the base salary theretofore earned but unpaid, a bonus for the year of termination and an amount equal to the greater of (i) twelve months' base salary plus bonus and (ii) the base salary plus bonus that would have been paid had his employment continued for the balance of the employment period less one year. Each Employee's employment agreement contains a two-year "evergreen" provision pursuant to which the employment period will automatically be extended for consecutive periods of two years each unless the Company gives such Employee written notice, no later than 180 days prior to the expiration of the then applicable employment period, that employment will terminate upon the expiration of that period. If the employment period is so extended by two years, then, if such Employee's employment is terminated without cause by the Company (or for "good reason" by such Employee), such Employee will be entitled to receive, in addition to such pro rata portion of base salary and such bonus an amount equal to the greater of
(i) twelve months' base salary
plus bonus and (ii) the base salary plus bonus for the remaining employment period, plus any such additional two-year period for which the notice date has passed.

     BONUS PLAN. The Company has adopted a bonus plan which provides certain key employees with annual performance bonuses. These bonuses are calculated as a percentage of the employee's base salary, using various measures of individual and overall Company performance, including earnings before adjustments for interest, taxes and certain other items, as well as management of accounts payable, accounts receivable and inventories. Bonuses are accrued monthly and paid at the direction of the Compensation Committee of the Board of Directors.

     401(k) PLAN. The Company has adopted a combined 401(k) profit sharing plan covering employees at least 21 years of age who have completed at least three consecutive months of service. Pursuant to the 401(k) feature of the plan, eligible employees may make salary deferred (before tax) contributions of up to 15% of their eligible compensation (including salary, commissions and bonuses) per plan year up to a specified maximum contribution, as determined by the Internal Revenue Service. The Company may make discretionary matching contributions in an amount equal to a percentage up to 6% of the employee's eligible compensation for the period in question. To date, no matching contributions have been made. The plan also has a profit sharing feature which permits the Company to make an additional discretionary contribution. Under this plan, an employee's interest in the value of any employer matching or profit sharing contributions vests based on the number of years of service, fully vesting after six years of service. Employees may invest their contributions in any one of five investment funds.

     The Company acquired Deanco, Inc. ("Deanco") in December 1995 (the "Deanco Acquisition"). Deanco is the sponsor of a 401(k) profit sharing plan. The Company expects to merge the Deanco 401(k) plan into the Company's 401(k) plan.

     STOCK APPRECIATION RIGHTS PLAN. The Company has a Stock Appreciation Rights Plan, which it has no current intention of utilizing.

     STOCK OPTION PLAN. In 1992, Brajdas adopted the 1992 Stock Option Plan (the "1992 Stock Option Plan") providing for the granting of options to employees, directors and consultants of the Company and its affiliates. The Company estimates that approximately 1,080 employees and six (6) consultants, along with all current directors of the Company, are currently eligible to receive option grants under the 1992 Stock Option Plan. The Company, by means of the 1992 Stock Option Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts toward the success of the Company. The 1992 Stock Option Plan provides for the granting of Incentive Stock Options ("ISOs") as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as for the granting of Supplemental Stock Options ("SSOs") which do not qualify as incentive stock options under the Code.

     The 1992 Stock Option Plan is administered by the Board or by a committee composed of not fewer than two disinterested directors of the Company (the "Committee"). The Board or the Committee determines from time to time which of the persons eligible under the 1992 Stock Option Plan shall be granted options, when and how the options shall be granted, whether such options shall be ISOs or SSOs and the provisions of each of the options (which need not be identical), subject to the restrictions set forth in the 1992 Stock Option Plan. ISOs may be granted only to employees (including officers) of the Company and its affiliates while SSOs may be granted to employees (including officers) and directors of, or consultants to, the Company and its affiliates.

     The exercise price of each ISO shall not be less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted and the exercise price of any SSO shall not be less than eighty-five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted. Generally, an option shall terminate three months after termination of the optionee's employment or relationship as a consultant to, or director of, the Company or its affiliates, and an option shall not be transferable except by will or the laws of descent and distribution (although an SSO may also be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder). The market price of the Company's common stock as of the close of trading on April 1, 1996 was $10.625.

     The 1992 Stock Option Plan permits options granted to be either qualified Incentive Stock Options pursuant to the Code or non-qualified stock options, as the Board may elect. Upon exercise of a non-qualified option, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock received over the exercise price of such shares. That amount increases the optionee's basis in the stock acquired pursuant to the exercise of the non-qualified option. Upon a subsequent sale of the stock, the optionee will generally recognize additional capital gain or loss. The Company generally will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the exercise of the option.

     The Board may at any time, and from time to time, amend the 1992 Stock Option Plan. However, no amendment shall be effective unless approved by the stockholders of the Company where such amendment would: (i) increase the number of shares reserved for issuance pursuant to options granted under such plan;
(ii) modify the requirements as to eligibility for participation in such plan (to the extent that such modification requires stockholder approval in order for such plan to satisfy the requirements of Section 422(b) of the Code, or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")); or (iii) modify such plan in any other way if such modification requires stockholder approval in order for such plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

     As of April 1, 1996, options representing a total of 533,071 shares have been granted, 3,500 of which have been exercised. Options representing 53,184 shares are presently exercisable. These options are held by twenty-three (23) persons, are exercisable at between $6.00 - $11.00 per share and remain exercisable for ten years from the date of grant, subject to certain conditions. The outstanding options vest and become exercisable in annual installments of 25% over four years beginning on the first anniversary of the date of grant. Options representing 226,737 shares were granted on June 16, 1994, options representing 266,334 shares were granted on May 17, 1995, options representing 15,000 shares were granted on March 8, 1996 and options representing 25,000 shares were granted on March 19, 1996. As of April 1, 1996, only 9,786 shares of the 542,857 shares reserved remained available for issuance under the 1992 Stock Option Plan.

     As a group, executive officers have received 220,848 options under the 1992 Stock Option Plan. Current directors, excluding executive officers, have received 15,000 options, as a group. C. Don Alverson, William C. Cacciatore, Norbert W. St. John, nominees for election as directors, were each granted 14,723 options in each of 1994 and 1995. Thomas W. Blumenthal, also a nominee for election as a director, was granted 15,000 options in 1996. All employees, including all current officers who are not executive officers, received 297,223 options, as a group. In 1994 Richard N. Berger and Charles W. Mann were each awarded 44,170 options, which grant represented more than 5% of the options available for grant at the time of grant.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.


                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION


     COMPENSATION PHILOSOPHY

     The Executive Compensation program is administered by the Compensation Committee of the Board of Directors and is designed to attract, retain and motivate executive personnel whose sustained performance will increase stockholder value through successful achievement of short-term corporate goals and long-term company objectives. The compensation program is directly integrated with the achievement of the Company's strategic business plans but remains subject to the discretion of the Company's Compensation Committee. The following program components have been designed to meet these objectives:

     BASE SALARY

     The base salary program is designed to pay for individual performance within a structure that is internally equitable and externally competitive with comparable companies. Base salaries are a function of the relative value and potential impact of each position on the performance of the Company. Value is measured by responsibilities and complexity of the position.

     The program is designed to provide executives who continue to meet performance expectations with base compensation that is competitive with median market rates at comparable companies. Each year the Company compares base salary, bonus and total compensation ranges of its executives to those of similar positions in comparable companies, as reported by the Company's peer group. Secondarily, the Compensation Committee reviews available salary surveys conducted by independent consulting firms. These independent surveys are also used to develop a merit increase budget. Within this budget, executives may or may not receive a base salary increase dependent upon performance in the prior year and their position relative to comparable company positions. The amount of the increase will vary with individual performance against established performance objectives.

     ANNUAL INCENTIVE BONUS

     A target bonus is paid when both financial performance (as measured by key components of return on net assets employed) and individual performance objectives are met. Financial goals are directly related to the strategic business plan. Individual performance goals are value added, representing achievements of annually agreed upon objectives beyond normal position expectations, with an emphasis on long-term corporate strategy.

     If both objectives are not met, the bonus will be reduced. If performance is below the minimum threshold for both objectives, there will be no bonus. Similarly, if performance exceeds the objectives, a higher bonus will be paid, subject to a cap.

     STOCK OPTIONS

     The 1992 Stock Option Plan rewards executives for long-term strategic management and enhancement of stockholder value. It promotes recruitment and retention of key executive personnel by providing meaningful incentives dependent upon successful corporate performance. Stock options are awarded based upon overall evaluation of each executive.

     The Revenue Reconciliation Act of 1993 limits the annual deduction a publicly held corporation may take for certain types of compensation paid or accrued with respect to certain executives to $1 million per year per executive for taxable years beginning after December 31, 1993. The Company does not believe that compensation currently paid to its executives is affected by the limitations on tax deductibility. However, the Company intends to review its compensation plans in the context of the requirements for tax deductibility under the rules, and to determine whether, and to what extent, revisions of such plans are necessary or desirable.

     COMPANY PERFORMANCE AND CHIEF EXECUTIVE OFFICER ("CEO") COMPENSATION

     As discussed previously, the Company's executive compensation program, including that of the CEO, is based on business performance, both short-term (base salary and part of the annual incentive bonus) and long-term (part of annual incentive bonus and stock options). The compensation of the CEO serves as a model for this pay-for-performance program.

     The completion of the merger of RicheyImpact and Brajdas (the "Richey-Brajdas Merger") in April 1993, the April 1994 acquisition of the In-Stock division of Anchor Group, Inc. (the "In-Stock Acquisition"), the August 1995 acquisition of Inland Empire Interconnects (the "IEI Acquisition") and the Deanco Acquisition in December 1995 drove sales and earnings in 1995 to record levels. The implementation of the Richey-Brajdas Merger, the In-Stock Acquisition, the IEI Acquisition and the Deanco Acquisition presented the opportunity to reduce operating costs through elimination of duplicate facilities and personnel and thereby to increase profitability, while at the same time increasing the Company's presence in major markets representing key product lines.

     Mr. Cacciatore's strategic direction played a key role in the achievement of this performance. His annual incentive bonus was based upon the achievement of financial (60%) and non-financial (40%) goals. Financial performance, as measured by operating profit, inventory turns, receivables management and payables management exceeded target levels. Non-financial achievements included successful direction of the IEI Acquisition and the Deanco Acquisition, oversight of the investment in, and growth of, value-added assembly services, and the successful review of alternative financing proposals for the Company's future growth. Compensation adjustments for Mr. Cacciatore were consistent with this performance.

                         Respectfully submitted,

                              Thomas W. Blumenthal
                              Edward L. Gelbach
                              Donald I. Zimmerman

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING STOCKHOLDER RETURN PERFORMANCE PRESENTATION SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.


                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the Company's cumulative total stockholder return on its Common Stock with the return of the Nasdaq Market Index and a peer group* constructed by the Company. The graph assumes $100 invested on March 1, 1991 with all dividends fully reinvested.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG RICHEY ELECTRONICS, INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                               1991     1992    1993    1993    1994    1995

- --------------------------------------------------------------------------------
RICHEY ELECTRONICS, INC.        100      35.71   78.57   48.90   53.06  103.12
PEER GROUP                      100     107.78  151.66  166.52  156.65  190.22
BROAD MARKET                    100     110.51  110.69  132.67  139.26  180.68


     The dates above refer to the following fiscal year ends:

     1991 - February 28, 1991; 1992 - February 28, 1992;
     1993 - February 26, 1993; 1993 - December 31, 1993;
     1994 - December 31, 1994; 1995 - December 31, 1995.

* The peer group is weighted according to the stock market capitalization for the following stocks: All American Semiconductor, Inc., Arrow Electronics, Inc., Avnet, Inc., Bell Industries, Inc., Jaco Electronics, Inc., Kent Electronics Corporation, Marshall Industries, Milgray Electronics, Inc., Pioneer-Standard Electronics, Inc., Premier Industrial Corporation, Richardson Electronics, Ltd., Sterling Electronics Corporation and Wyle Laboratories.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has a compensation committee, of which Thomas W. Blumenthal, Edward L. Gelbach and Donald I. Zimmerman are members. Included in the discussion below is certain information regarding certain relationships and related transactions involving Messrs. Gelbach and Zimmerman, as well as other members of the Company's Board of Directors, principal stockholders and their respective affiliates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 1995, the Company used approximately $2.4 million of the net proceeds from the sale of 3.0 million shares of its Common Stock to redeem its outstanding 10% senior subordinated note. The note was originally issued to Barclay Financial Group ("BFG"), a limited partnership in which Barclay is the sole general partner, pursuant to the Richey-Brajdas Merger in April 1993. Donald I. Zimmerman, a director of the Company is President and a significant shareholder of Barclay.

     In connection with the series of transactions leading up to the Richey-Brajdas Merger, "piggyback" and demand registration rights were granted to BRJS Investment Holding Corp., a California corporation ("BRJS") pursuant to a Registration Rights Agreement dated April 2, 1993. When BRJS merged into the Company on November 18, 1993, the rights were automatically assigned to Barclay, of which Donald I. Zimmerman, a director of the Company, is President and a significant shareholder. The demand registration rights become effective in May 1996 with respect to 1,142,857 shares.

     The Company and Palisades are parties to a Service and Management Agreement (the "Management Agreement") pursuant to which Palisades provides services to the Company, related to financial and administrative management, employee benefits and acquisitions. Greg A. Rosenbaum, a director of the Company, is President of Palisades. Effective March 1, 1995, Palisades' management fee was increased to $175,000 per year. The Management Agreement terminates December 31, 1997. The Management Agreement contains a two-year "evergreen" provision pursuant to which the term will be automatically extended for consecutive two-year periods unless the Company gives Palisades written notice, no later than ninety days prior to the expiration of the then applicable term, that the Management Agreement will terminate upon expiration of the then applicable term. Palisades received approximately $167,000 in 1995 for services provided to the Company pursuant to the Management Agreement.

     In April 1995, the Company used approximately $1.2 million of the net proceeds from the sale of 3.0 million shares of its Common Stock to redeem the Company's 12% junior subordinated notes issued to former RicheyImpact stockholders. The notes were issued in connection with the Richey-Brajdas Merger. The holders of the notes included, but were not limited to the following: (i) C. Don Alverson, Executive Vice President-Sales and a director of the Company; (ii) William C. Cacciatore, Chairman, President and Chief Executive Officer of the Company; (iii) Edward L. Gelbach, a director of the Company; (iv) Palisades Associates, Inc., of which Greg A. Rosenbaum, who is Assistant Secretary and a director of the Company, is President; (v) Saunders Capital, in which Robert S. Saunders, a former director of the Company, has a significant interest; (vi) Greg A. Rosenbaum, as Custodian for Eli S. Rosenbaum, Elliott J. Rosenbaum and Eve H. Rosenbaum, his children; (vii) Norbert W. St. John, Executive Vice President-Marketing and a director of the Company; and
(viii) Robert S. Saunders, a former director of the Company, and his spouse, Heidi R. Saunders. The principal amount of each note was as follows:

                                                              Principal Amount
 Name                                                             of Notes
 ----                                                         ----------------
 C. Don Alverson                                                 $174,186.25
 William C. Cacciatore                                            248,837.50
 Edward L. Gelbach                                                124,418.75
 Palisades Associates, Inc. and  Eli S.,
 Elliott J. and Eve H. Rosenbaum                                  174,186.25
 Norbert W. St. John                                              149,302.50
 Saunders Capital, Robert S. and
 Heidi R. Saunders                                                 99,535.75




                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Board has nominated Messrs. C. Don Alverson, Thomas W. Blumenthal, William C. Cacciatore, Edward L. Gelbach, Greg A. Rosenbaum, Norbert W. St. John and Donald I. Zimmerman to serve as directors of the Company for a one-year term. Each nominee, if elected, will hold office until the 1997 annual meeting of stockholders at which time his term of office expires, and until his successor is elected and qualified, unless he resigns or his seat on the Board becomes vacant due to his death, removal or other cause in accordance with the Bylaws of the Company. Management knows of no reason why any of these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the Proxies will be voted for the election of such other persons for the office of director as the Board may recommend in the place of such nominee.

     THE BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE SEVEN NOMINEES NAMED ABOVE, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                   PROPOSAL 2
                       AMENDMENT TO 1992 STOCK OPTION PLAN

     On March 8, 1996, the Board adopted, subject to the approval of the stockholders, an amendment to the 1992 Stock Option Plan. Such amendment, if approved by the stockholders, would increase the number of shares of Common Stock that may be sold pursuant to options granted under the 1992 Stock Option Plan. An increase in the number of such shares would allow the Board to more effectively implement the stated policy goals of the Plan. See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- STOCK OPTIONS" and "EXECUTIVE COMPENSATION -- STOCK OPTIONS."

     The amendment, if approved by the stockholders, would increase the maximum number of shares of Common Stock that may be sold pursuant to options granted under the 1992 Stock Option Plan from 542,857 to 905,432, subject to adjustment upon recapitalization or certain other extraordinary events.


VOTE REQUIRED

     The affirmative vote of a majority of the shares of Common Stock of the Company represented (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the amendment to the 1992 Stock Option Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2 TO AMEND THE 1992 STOCK OPTION PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                   PROPOSAL 3
                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected McGladrey & Pullen, LLP as the independent public accountants of the Company for 1996. McGladrey & Pullen, LLP has served as the Company's independent public accountants since their appointment at the 1993 annual meeting. A representative of McGladrey & Pullen, LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     In the event ratification by the stockholders of the appointment of McGladrey & Pullen, LLP as the Company's independent public accountants is not obtained, the Board will reconsider such appointment.


VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented (in person or proxy) and voting at the meeting, provided that at least a majority of such stock is represented at the meeting, is required for the proposed ratification.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3 TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                          TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.


                                  SOLICITATION

     The Company will bear the entire cost of preparing, assembling, printing and mailing the Notice of Meeting, this Proxy Statement and the Proxy itself.
In addition to the use of the mails, proxies may be solicited by officers, directors and other regular employees of the Company by telephone, telegraph or other personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and The Nasdaq Stock Market. Officers, directors and more than ten percent (10%) stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 1995, its officers, directors and more than ten percent (10%) beneficial owners complied with all filing requirements applicable to them.


                  STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company (i) must be received by the Company at its offices at 7441 Lincoln Way, Garden Grove, California 92641 no later than December 11, 1996 and (ii) must satisfy the conditions established by the Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                              By Order of the Board of Directors


                              /s/ Richard N. Berger

                              Richard N. Berger
                              SECRETARY

April 8, 1996

                                      APPENDIX A

                                 BRAJDAS CORPORATION

                                1992 STOCK OPTION PLAN

                                ADOPTED APRIL 2, 1992

1.  PURPOSE.

    (a) The purpose of the Plan is to provide a means by which employees and directors (if eligible under paragraph 4) of and consultants to Brajdas Corporation, a California corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company.

    (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

    (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants or directors to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

    (d) The Company intends that the options issued under the Plan shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), be either incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), or options which do not qualify as incentive stock options ("Supplemental Stock Options"). All options shall be separately designated Incentive Stock Options or Supplemental Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of option. An option designated as a Supplemental Stock Option will not be treated as an Incentive Stock Option.

2.  ADMINISTRATION

    (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).

    (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

         (1) To determine from time to time which of the persons eligible under the Plan shall be granted options; when and how the option shall be granted; whether the option will be an Incentive Stock Option or a Supplemental Stock Option; the provisions of each option granted (which need not be identical) including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

         (2) To construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (3)  To amend the Plan as provided in paragraph 10.

         (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

         (5) To grant options in exchange for cancellation of options granted earlier at different exercise prices; provided, however, that nothing contained herein shall empower the Board to grant an Incentive Stock Option under conditions or pursuant to terms that are inconsistent with the requirements of
Section 4(b) below, or Section 422 of the Code.

         (6) To take appropriate action to cause any option granted hereunder to cease to be an Incentive Stock Option; provided, however, no such action may be taken by the Board without the written consent of the affected optionee.

    (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) directors (the "Committee"), all of the members of which Committee shall be disinterested persons, if required and as defined by the provisions of subparagraph 2(d). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

    (d) The term "disinterested person," is used in this Plan, shall mean a director: (i) who was not during the one (1) year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates except as permitted by

Rule 16b-3(c)(2)(i) ("Rule 16b-3(c)(2)(i)") promulgated under the Exchange Act; or (ii) who is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission. Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

    (e) Any requirement that an administrator of the Plan be a "disinterested person" shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

3.  SHARES SUBJECT TO THE PLAN

    (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate One Million Nine Hundred Thousand (1,900,000) shares of the Company's common stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

    (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.  ELIGIBILITY

    (a) Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee (including an officer) of the Company or any Affiliate. Supplemental Stock Options may be granted only to employees (including officers) of, directors or consultants to the Company or its Affiliates.

    (b) A director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to the director; (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of "disinterested persons" as defined in subparagraph 2(d); (ii) the Plan otherwise complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect; or (iii) the Board or the Committee expressly declares that such requirement will not apply. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect, unless the Board or the Committee expressly declares that such requirement will not apply.

    (c) No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the option is not exercisable after the expiration of five (5) years from the date of grant.

5.  OPTION PROVISIONS

    Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

    (a) No option shall be exercisable after the expiration of ten (10) years from the date it was granted.

    (b) The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted. The exercise price of each Supplemental Stock Option shall be not less than eighty-five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted.

    (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.

    In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

    The Company may make loans or guarantee loans made by an appropriate financial institution to individual optionees, including officers, on such terms as may be approved by the Board or the Committee for the purpose of financing the exercise of options granted under the Plan and the payment of any taxes that may be due by reason of such exercise.

    (d) An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. An option which is not an Incentive Stock Option shall not be transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or any transferee pursuant to a QDRO.

    (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

    (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

    (g) An option shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate, unless (i) such termination is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant or director; or (ii) the optionee dies while in the employ of or while serving as a consultant or director to the Company or an Affiliate, or within not more than three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either (A) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a consultant or director, or (B) that it may be exercised more than three (3) months after termination of such relationship with the Company or an Affiliate; or (iv) if an optionee is determined by the Board or the Committee to have committed an act of theft, embezzlement, fraud, dishonesty, a breach of fiduciary duty to the Company or an Affiliate, or deliberate disregard of the rules of the Company or an Affiliate which resulted in loss, damage or injury to the Company or an Affiliate, or if an optionee makes any unauthorized disclosure of any of the trade secrets or confidential information of the Company or an Affiliate, engages in any conduct which constitutes unfair competition with the Company or an Affiliate, induces any customer of the Company or an Affiliate to break any contract with the Company or an Affiliate or induces any principal for whom the Company or an Affiliate acts as agent to terminate such agency relationship, in which care neither the optionee nor the optionee's estate shall be entitled to exercise any option with respect to any shares whatsoever after termination of the optionee's employment or relationship as a Consultant or Director to the Company, whether or not after such termination the optionee may receive payment from the Company or an Affiliate for vacation pay, for services rendered prior to termination, for services for the day on which termination occurs, for salary in lieu of notice, or for any other benefits.

In making such determination, the Board or the Committee shall give the optionee an opportunity to present to the Board or the Committee evidence of his or her own behalf. For the purpose of this paragraph of this subsection 5(iv), termination shall be deemed to occur when the Company or an Affiliate dispatches notice or advice to the optionee of such termination. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant or director.

    (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a consultant or director with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

    (i) To the extent provided by the terms of an option, the optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the stock option a number of shares having a fair market value (in combination with any cash payment) equal to the amount of the withholding tax obligation; or (3) delivering to the Company owned and unencumbered shares of the common stock having a fair market value (in combination with any cash payment) equal to the amount of the withholding tax obligation.

6.  COVENANTS OF THE COMPANY.

         (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.

7.  USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

8.  MISCELLANEOUS

    (a) The Board or the Committee shall have the power to accelerate the time at which an option may first be exercised or the time during which an option or any part thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time at which it may first be exercised or the time during which it will vest; provided, however, that the Board or Committee shall not exercise this power as a means of circumventing the provisions of paragraph 9(b) hereof.

    (b) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

    (c) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

    (d) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee, consultant or director or optionee any right to continue in the employ of the Company or any Affiliate or to continue acting as a consultant or director or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee, consultant or director or optionee with or without cause. In the event that an optionee is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (1) determine whether such leave of absence will be treated as a termination of employment or relationship as consultant or director for purposes of paragraph 5(g) hereof and corresponding provisions of any outstanding options, and (ii) suspend or otherwise delay the time or times at which the shares subject to the option would otherwise vest.

    (e) To the extent that the aggregate fair market value (determined at the time of grant) of stock with respect to which incentive stock options (as defined in the Code) granted after 1986 are exercisable for the first time by any optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Supplemental Stock Options.

9.  ADJUSTMENTS UPON CHANGES IN STOCK.

    (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding options.

    (b) In the event of: (1) dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or
(ii) such options shall continue in full force and effort. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Plan, then, with respect to options held by persons then performing services as employees, consultants or directors for the Company, the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event.

10. AMENDMENT OF THE PLAN.

    (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

         (i) Increase the number of shares reserved for options under the Plan;

         (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act,or

         (iii) Modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of
Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

    (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

    (c) Rights and obligations under any option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

11. TERMINATION OR SUSPENSION OF THE PLAN.

    (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2001. No options may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

12. EFFECTIVE DATE OF THE PLAN.

    The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercisable unless and until the Plan has been approved by the shareholders of the Company, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

                            RICHEY ELECTRONICS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 1996

    The undersigned hereby nominates, constitutes and appoints William C. Cacciatore, Greg A. Rosenbaum and Donald I. Zimmerman or any of them, with full power of substitution, to vote all shares of common stock, $0.001 par value, of Richey Electronics, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, May 7, 1996 or any postponements or adjournments thereof, and upon such other business as may properly come before the Annual Meeting, with all the powers the undersigned would possess if personally present as follows:

    1.  To elect the Board of  Directors' seven nominees as directors. Nominees:
C. Don Alverson, Thomas W. Blumenthal, William C. Cacciatore, Edward L. Gelbach, Greg A. Rosenbaum, Norbert W. St. John and Donald I. Zimmerman.

/ / FOR ALL NOMINEES LISTED ABOVE (except as   / / WITHHOLD AUTHORITY
    marked to the contrary below)

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)
            ________________________________________________________

    The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of Directors in the event that any of the above nominees is unable or unwilling to serve.

    A VOTE FOR PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

    2. To approve the amendment to the 1992 Stock Option Plan (the "Plan") to increase the maximum number of shares of the Company's common stock subject to the Plan to Nine Hundred Five Thousand Four Hundred Thirty Two (905,432) shares.

 / / FOR                        / / AGAINST                        / / ABSTAIN

    A VOTE FOR PROPOSAL 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS:

    3. To ratify the appointment of McGladrey & Pullen, LLP as the Company's auditors for 1996.

 / / FOR                        / / AGAINST                        / / ABSTAIN

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

                PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

    Please date this Proxy and sign your name exactly as it appears on your stock certificates. Executors, administrators, trustees, officers of a corporation, fiduciaries, etc., should give their full title as such. Partnerships should sign in the partnership name by an authorized person. For shares held jointly, each joint owner should personally sign. If the undersigned hold(s) any of the shares of common stock of the Company in a fiduciary, custodial or joint capacity or capacities, this Proxy is signed by the undersigned in every such capacity as well as individually. Attendance of the undersigned at the Annual Meeting will not be deemed to revoke this Proxy unless the undersigned shall affirmatively indicate at the meeting the intention of the undersigned to vote in person.
                                       DATED: ____________________________, 1996
                                       SIGNATURE: ______________________________
                                                        (signature)
                                       SIGNATURE: ______________________________
                                               (signature, if held jointly)
                                                  ______________________________
                                            (title or authority, if applicable)

                PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD TODAY